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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of report (Date of earliest event reported)
                      December 10, 2001 (December 7, 2001)
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                         WELLSFORD REAL PROPERTIES, INC.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


          Maryland                    1-12917                   13-3926898
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(STATE OR OTHER JURISDICTION        (COMMISSION               (IRS EMPLOYER
      OF INCORPORATION)             FILE NUMBER)             IDENTIFICATION NO.)



 535 Madison Avenue, New York, New York                                 10022
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)


        Registrant's telephone number, including area code (212) 838-3400
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



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ITEM 5.    OTHER EVENTS.

Wellsford Real Properties, Inc. (the "Company") announced on December 7, 2001 that Edward Lowenthal, its co-founder, Chief Executive Officer and President, and Rodney Du Bois, its Vice Chairman, will retire on March 31, 2002 and December 31, 2001, respectively. Jeffrey H. Lynford, currently Chairman of the Board, will also assume the positions and duties of Chief Executive Officer and President upon Mr. Lowenthal's retirement. Mr. Lynford's employment agreement has been modified and extended through December 31, 2004.

Messrs. Lowenthal and Du Bois will continue as members of the Board of Directors of the Company. Additionally, Mr. Lowenthal will, subsequent to his retirement, be available to provide services at the request of the Company through 2004.

In connection with his retirement, Mr. Lowenthal and the Company entered into an Employment Separation Agreement which, among other benefits, provides for (a) a severance payment to him on March 31, 2002 of $1,650,000, (b) the Company's repurchase of 284,551 of his stock options on March 31, 2002 for $2.3827 per option, or an aggregate of $678,000, and (c) the Company's repurchase, at Mr. Lowenthal's option, of his remaining 284,551 stock options on or after January 2, 2003, for the same amount as the initial stock option repurchase. The 569,102 options had an average remaining term of six years and a Black-Scholes valuation of approximately $3,300,000. For the services to be performed by Mr. Lowenthal after his retirement, he will receive payments at the rate of $100,000 per year. In connection with these arrangements and other anticipated events, the Company expects to record a non-recurring charge of approximately $3,800,000 in the fourth quarter of 2001.

Mr. Lynford's employment arrangement has been modified pursuant to an Amended and Restated Employment Agreement (the "Restated Agreement") and provides, among other things, for the maintenance of his current base salary of $318,000 per year throughout the term of the agreement and an annual minimum bonus of $325,000. In addition, Mr. Lynford will be entitled to receive a severance payment of $1,929,000 in the event (a) he terminates his employment by reason of a change in control of the Company (as defined in the Restated Agreement) (b) the Company terminates his employment other than for proper cause (as defined in the Restated Agreement) or (c) his employment is terminated by reason of his death or disability. The provisions in the prior employment agreement providing for the reimbursement to Mr. Lynford of excise and certain income taxes with respect to the severance payments have been eliminated. The Company has also agreed to issue to Mr. Lynford, on December 31, 2001, $1,356,000 of restricted shares of the Company's common stock, one third of which are to vest on each of December 31, 2001, June 30, 2002 and January 1, 2003. Assuming a price of $18.50 per share, approximately 73,300 shares will be issued. Mr. Lynford has also agreed to the cancellation of 290,000 of the 569,102 options to acquire the Company's common stock held by him. The 290,000 options had a Black-Scholes valuation of approximately $1,400,000.

Certain statements in this Form 8-K may constitute "forward-looking statements" under federal securities laws and involve known and unknown risks, uncertainties and other factors, which may cause the actual results to be materially different from any future results implied by such forward-looking statements. Such factors include, among others the ultimate amount of the charges in connection with the announced management changes and the completion of contemplated events under the arrangements.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits

          10.122 Employment Separation Agreement dated as of December 7, 2001 by and between Wellsford Real Properties, Inc. and Edward Lowenthal.

          10.123 Amended and Restated Employment Agreement dated as of December 7, 2001 by and between Wellsford Real Properties, Inc. and Jeffrey H. Lynford.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2001

                    WELLSFORD REAL PROPERTIES, INC.

                           By:   /s/ James J. Burns
                                 ----------------------------------------------
                                 James J. Burns
                                 Senior Vice President, Chief Financial Officer



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